UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2007

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

The Registrant announced in a press release issued February 5, 2007 that Mr. Ian Smith was elected to the Board of Directors (the “Board”) of the Registrant on January 30, 2007 to fill an existing vacancy on the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item.

Mr. Smith’s service on the Board commenced on February 1, 2007. Mr. Smith’s term as a director will expire on the date of the annual meeting of the stockholders of the Registrant in 2009. The Board has not yet determined on which Board committees, if any, Mr. Smith will serve.

Mr. Smith will be entitled to receive compensation in accordance with the Registrant’s compensation policy for outside directors, which policy has been previously disclosed in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2006.  Under that policy, Mr. Smith will receive an annual fee of $24,000; an initial equity grant of stock options in an amount equal in face value to twice the annual fee, calculated based on the closing price of the Company’s stock on February 1, with an exercise price equal to that closing price, and vesting quarterly over a 12 month period; and, an annual equity grant of stock options starting February 1, 2008 in an amount equal in face value to 0.75 times the base fee, calculated based on the closing price of the Company’s stock on the grant date, with an exercise price equal to that closing price, and vesting quarterly over a 12 month period. There is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was elected as a director.

The information in this Item 5.02 of Form 8-K shall not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated February 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 5 , 2007	By:	/s/ David Lawrence

Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 5, 2007